Exhibit 99.1

AITX’s RAD to Exhibit and Present at ISC West 2026

Autonomous Security Platforms and Award-Winning SARA Take the Spotlight in Las Vegas

Detroit, Michigan, January 21, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today confirmed plans to exhibit and present at ISC West, taking place March 23 to 27, 2026 at The Venetian Expo in Las Vegas. RAD will showcase its latest autonomous security platforms at Booth 21117, while CEO Steve Reinharz delivers a featured presentation focused on the future of real time autonomous security response.

At ISC West 2026, RAD will present a full lineup of autonomous security solutions including ROAMEO™ Gen 4, RIO™ Mini, ROSA™, AVA™, TOM™, RADCam™ Enterprise, and RAM™, all orchestrated by the Company’s proprietary AI platform, SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform. Purpose built for real world deployment, these systems are designed to detect, deter, escalate, and document security events without waiting for human intervention. SARA enters ISC West following a breakout performance at last year’s SIA New Product Showcase Awards, where it earned both the Judges’ Choice Award and top category honors, reinforcing its role as the intelligence engine behind RAD’s expanding autonomous security ecosystem.

“ISC West is the security industry’s proving ground,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “If you want to understand where this industry is actually going, this is where you show up. It’s where ideas are tested, operators ask hard questions, and real solutions separate themselves from concepts. We have enormous respect for ISC West and for the professionals who attend it, because this is where the future of security gets decided.”

Reinharz will present a featured session titled Built to Act Designing for Autonomous Security Response on Wednesday, March 25. The presentation will examine the industry’s shift beyond intelligent detection toward systems designed to act independently in real time. Reinharz will outline how modern security environments are being engineered to support autonomous response through voice deterrence, edge-based AI, and coordinated cloud platforms, offering attendees a clear view into how autonomous ready systems are reshaping perimeter protection, mobile patrols, and site wide security operations.

RAD’s presence at ISC West reflects accelerating demand across enterprise, government, and commercial markets for security solutions that move faster than traditional guard-based models. Organizations are increasingly seeking systems that can operate continuously, respond immediately, and reduce dependence on human intervention without sacrificing accountability or control. RAD’s autonomous platforms are already deployed across diverse environments, validating the shift toward security architectures designed for action, not observation, and positioning the Company at the forefront of this industry transition.

RAD invites security leaders, channel partners, integrators, and media to schedule a meeting at Booth 21117 during ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and explore how autonomous security systems driven by SARA are being deployed today across real world environments. Meeting requests may be scheduled in advance or arranged on site throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com